Exhibit 15.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Elron Electronic Industries Ltd. on form S-8 (File No. 333-111310) of our report dated February 25, 2004 with respect to the statements of operation, changes in shareholders’ equity (capital deficiency) and cash flows of Pulsicom Israel Technologies Ltd. for the year ended December 31, 2003, which is included in the Elron Electronic Industries Ltd. annual report on Form 20-F for the year ended December 31, 2005.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited